UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2018 (May 2, 2018)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 2, 2018, Molina Healthcare, Inc., a Delaware corporation (the "Company"), held its Annual Meeting of Stockholders. At the meeting, a total of 57,663,556 shares were voted, representing 96.17% of the 59,958,401 shares outstanding as of the March 5, 2018 record date.

At the Company’s 2018 Annual Meeting of Stockholders, the stockholders voted as follows on the proposals submitted to vote:

With regard to Proposal No. 1 for the election of three Class I directors to hold office until the 2021 annual meeting, the stockholders voted as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Garrey E. Carruthers	49,102,460	5,884,846	8,889	2,667,361
Daniel Cooperman	49,046,970	5,940,378	8,847	2,667,361
Richard M. Schapiro	46,999,760	7,987,488	8,947	2,667,361

With regard to Proposal No. 2 for the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,478,878	26,448,006	1,069,311	2,667,361

With regard to Proposal No. 3 for the approval of an amendment and restatement of our Bylaws to implement proxy access, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,919,658	6,061	70,476	2,667,361

With regard to Proposal No. 4 for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018, the stockholders voted as follows:

Votes For	Votes Against	Abstentions
52,844,422	4,814,065	5,069

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits:

Exhibit No.	Description
3.1	Fifth Amended and Restated Bylaws of Molina Healthcare, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 7, 2018	By: /s/ Jeff D. Barlow
Jeff D. Barlow Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fifth Amended and Restated Bylaws of Molina Healthcare, Inc.